Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

American Homes 4 Rent

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Class A common shares of beneficial interest, par value $0.01 per share	457(r) and 457(o)	—	—	$1,000,000,000	0.0001102	$110,200.00(1)

	Total Offering Amounts					$1,000,000,000		$110,200.00

	Total Fees Previously Paid							$0

	Total Fee Offsets							$49,280.68(3)

	Net Fee Due							$60,919.32

Table 2. Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	American Homes 4 Rent	424(b)(5)	333-239227	June 17, 2020		$49,280.68(2)	Equity	Class A common shares of beneficial interest, par value $0.01 per share	—	$425,200,000

Fee Offset Sources	American Homes 4 Rent	424(b)(5)	333-219720		August 10, 2017						$28,999.00(3)

	American Homes 4 Rent	424(b)(5)	333-197921		November 10, 2016						$46,360.00(3)

(1)

The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”) based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fees for the Registration Statement (File No. 333-272547) filed by the registrant on June 9, 2023.

(2)

The registrant terminated the offering of unsold securities under the prospectus supplement dated June 17, 2020 (the “2020 Prospectus Supplement”) to the prospectus included in its Registration Statement on Form S-3 (Registration No. 333-239227) (the “Prior Registration Statement”) filed with the Securities and Exchange Commission on June 17, 2020.

(3)

On November 10, 2016, the registrant filed a prospectus supplement (the “2016 Prospectus Supplement”) to the prospectus included in its Registration Statement on Form S-3 (Registration Statement No. 333-197921) and concurrently submitted a fee of $46,360.00. The 2016 Prospectus Supplement related to the registrant’s offer and sale from time to time of the registrant’s Class A common shares of beneficial interest, par value $0.01 per share (“Common Shares”), having an aggregate gross sales price of up to $400 million under an at-the-market program (the “2016 ATM Program”). On August 10, 2017, the registrant filed a prospectus supplement (the “2017 Prospectus Supplement”) to the prospectus included in its Registration Statement on Form S-3 (Registration Statement No. 333-219720) and concurrently submitted a fee of $28,999.00, after accounting for a fee offset of $28,951.00 related to unsold securities under the 2016 Prospectus Supplement. The 2016 Prospectus Supplement related to the registrant’s offer and sale from time to time of the registrant’s Common Shares, having an aggregate gross sales price of up to $500 million under an at-the-market program (the “2017 ATM Program”). On June 17, 2020, the registrant filed the 2020 Prospectus Supplement and carried forward, pursuant to Rule 415(a)(6) under the Securities Act, $500,000,000 of unsold Common Shares previously registered on the 2017 Prospectus Supplement and the associated filing fees. As of the date of this prospectus supplement, $425,200,000 remains unsold under the 2020 Prospectus Supplement. Pursuant to Rule 457(p) under the Securities Act, a registration fee credit of $49,280.68, the amount of the fee attributable to the unsold securities under the 2020 Prospectus Supplement, is available to offset the current registration fee.